UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

EXPEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Expedia Group Way W.

Seattle, Washington 98119

(Address of Principal Executive Offices, and Zip Code)

(206) 481-7200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EXPE	The Nasdaq Global Select Market
Expedia Group, Inc. 2.500% Senior Notes due 2022	EXPE22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2021, Expedia Group, Inc. (the “Company”) completed its previously announced private placement (the “Convertible Notes Offering”) of $900 million aggregate principal amount of unsecured 0% convertible senior notes due 2026 (the “Convertible Notes”). On February 17, 2021, the initial purchasers of the Convertible Notes exercised their option to purchase an additional $100 million aggregate principal amount of Convertible Notes in the Convertible Notes Offering, which private placement was also completed on February 19, 2021. The Convertible Notes were issued pursuant to an indenture dated as of February 19, 2021 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

The net proceeds from the sale of the $1 billion aggregate principal amount of Convertible Notes, after deducting estimated discounts and other offering expenses, were approximately $983 million. The Company currently expects to use the net proceeds from the sale of the Convertible Notes, together with the net proceeds from its previously announced private placement (the “Senior Notes Offering”) of $1 billion aggregate principal amount of its unsecured 2.950% senior notes due 2031 (the “Senior Notes”), if consummated, (i) to finance the redemption of all of its issued and outstanding 7.000% Senior Notes due 2025 (the “Redemption”), (ii) if certain conditions are satisfied, to finance the tender offer for a portion of its issued and outstanding 6.250% Senior Notes due 2025 (the “Tender Offer”), and (iii) to pay fees and expenses related to the foregoing, with any remaining net proceeds to be used to repay, prepay, redeem or repurchase the Company’s indebtedness. The Senior Notes Offering is expected to close on March 3, 2021 and is subject to its respective customary closing conditions, and there can be no assurance that the issuance and sale of the Senior Notes will be consummated. The conditions to the Redemption have been satisfied with the receipt of the net proceeds from the Convertible Notes Offering.

The Convertible Notes are the Company’s unsecured, unsubordinated obligations and will rank equally in right of payment with each other and with all of the Company’s existing and future unsecured and unsubordinated obligations, including the Company’s existing senior notes. The Convertible Notes are fully and unconditionally guaranteed by the subsidiary guarantors, which include each domestic subsidiary of the Company that is a borrower under or guarantees the obligations under the Company’s existing senior secured credit agreement. So long as the guarantees are in effect, each subsidiary guarantor’s guarantee will be the unsecured, unsubordinated obligation of such subsidiary guarantor and will rank equally in right of payment with each other and with all of such subsidiary guarantor’s existing and future unsecured and unsubordinated obligations, including such subsidiary guarantor’s guarantees of the Company’s existing senior notes.

The Convertible Notes will mature on February 15, 2026, unless earlier converted, redeemed or repurchased. The Convertible Notes will not bear regular interest, and the principal amount of the Convertible Notes will not accrete. The conversion rate will initially be 3.9212 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $255.02 per share of Common Stock, which represents a premium of approximately 72.5% to the $147.84 per share closing price of the Common Stock on February 16, 2021). The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends and payment of cash dividends. At any time prior to the close of business on the business day immediately preceding November 15, 2025, holders may convert their Convertible Notes at their option only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is equal to or greater than 130% of the conversion price then in effect on each applicable trading day;

•	during the five business day period immediately after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day;

•	if the Company calls any or all of the Convertible Notes for redemption, at any time prior to the close of business on the business day immediately prior to the redemption date, but only with respect to the Convertible Notes called for redemption (or deemed called for redemption); or

•	upon the occurrence of specified corporate events.

Irrespective of the foregoing conditions, holders may convert their Convertible Notes on or after November 15, 2025 and prior to the close of business on the second scheduled trading day immediately preceding the maturity date. If a make-whole fundamental change (as described in the Indenture) occurs, or if the Company calls the Convertible Notes for redemption, and a holder elects to convert its Convertible Notes in connection with such make-whole fundamental change or during the related redemption period, as the case may be, such holder may be entitled to an increase in the conversion rate in certain circumstances as described in the Indenture. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Convertible Notes will not be redeemable by the Company prior to February 20, 2024. On or after February 20, 2024 and prior to the 41st scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, the Company may redeem for cash all or part of the Convertible Notes at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date, except as otherwise described in the Indenture.

No “sinking fund” is provided for the Convertible Notes. If the Company undergoes a fundamental change at any time prior to the maturity of the Convertible Notes, subject to certain conditions set forth in the Indenture, holders of the Convertible Notes will have the right, at their option, to require the Company to repurchase for cash all or a part of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date, except as otherwise described in the Indenture.

The Indenture does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Convertible Notes by notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the Convertible Notes to be due and payable. Upon any such declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid special interest, if any, on all of the Convertible Notes will become due and payable automatically.

Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture shall, for the first 360 days after the occurrence of such an event of default, consist exclusively of the right of holders to receive special interest on the Convertible Notes as set forth in the Indenture.

The foregoing summary is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, the Company issued $1 billion aggregate principal amount of Convertible Notes to the initial purchasers on February 19, 2021 in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company offered and sold the Convertible Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The initial purchasers are initially offering the Convertible Notes only to persons reasonably believed to be “qualified institutional buyers” pursuant to an exemption from registration provided by Rule 144A under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the initial purchasers. The Convertible Notes have not been, and the Convertible Notes and the Common Stock, if any, issuable upon conversion of the Convertible Notes will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This report does not constitute an offer to sell or a solicitation of an offer to purchase the Senior Notes or any other securities, an offer to purchase or a solicitation of an offer to sell the 6.250% Senior Notes due 2025 or any other securities, or an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offer of Senior Notes will be made only by means of a confidential offering memorandum, dated as of February 16, 2021. The Tender Offer is being made solely pursuant to an offer to purchase, dated as of February 16, 2021. This report is not a notice of redemption or an obligation to issue a notice of redemption with respect to the 7.000% Senior Notes due 2025.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as those discussed elsewhere in our public filings with the Securities and Exchange Commission (“SEC”). COVID-19, and the volatile regional and global economic conditions stemming from it, and additional or unforeseen effects from the COVID-19 pandemic, could also give rise to or aggravate these risk factors, which in turn could materially adversely affect our business, financial condition, liquidity, results of operations (including revenues and profitability) and/or stock price. Further, COVID-19 may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks to our operations. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, and do not intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this press release and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of February 19, 2021, among Expedia Group, Inc., the guarantors party thereto and U.S. Bank National Association.
4.2	Form of 0% Convertible Senior Notes due 2026 (included in Exhibit 4.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.
Dated: February 19, 2021	By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary